                                                                    EXHIBIT 10.1


                         SECURITIES PURCHASE AGREEMENT

                                  dated as of

                                  May 8, 2001

                                     among

                          MUTUAL RISK MANAGEMENT LTD.

                                      and

                          THE INVESTORS NAMED HEREIN

                               TABLE OF CONTENTS

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                                                        ARTICLE I

                                                       DEFINITIONS
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SECTION 1.1.     Definitions.........................................................................    2
SECTION 1.2.     Accounting Terms and Determinations.................................................   12
SECTION 1.3.     Rules of Construction...............................................................   13

                                                         ARTICLE II

                                                PURCHASE AND SALE OF SECURITIES

SECTION 2.1.     Closing.............................................................................   13

                                                        ARTICLE III

                                        REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

SECTION 3.1.     Corporate Existence and Power.......................................................   15
SECTION 3.2.     Authorization, Execution, Enforceability............................................   15
SECTION 3.3.     Capitalization of the Company.......................................................   16
SECTION 3.4.     Subsidiaries; Other Interests.......................................................   16
SECTION 3.5.     No Contravention, Conflict, Breach, Etc.............................................   17
SECTION 3.6.     Consents............................................................................   17
SECTION 3.7.     No Existing Violation, Default, Etc.................................................   18
SECTION 3.8.     Licenses and Permits................................................................   18
SECTION 3.9.     Title to Properties.................................................................   18
SECTION 3.10.    Taxes...............................................................................   18
SECTION 3.11.    Litigation..........................................................................   19
SECTION 3.12.    Labor Matters.......................................................................   19
SECTION 3.13.    Contracts...........................................................................   19
SECTION 3.14.    Finder's Fees.......................................................................   20
SECTION 3.15.    Financial Statements................................................................   20
SECTION 3.16.    Compliance with ERISA...............................................................   21
SECTION 3.17.    Contingent Liabilities..............................................................   21
SECTION 3.18.    No Material Change..................................................................   21
SECTION 3.19.    Insurance Matters...................................................................   22
SECTION 3.20.    Full Disclosure.....................................................................   24
SECTION 3.21.    Solicitation........................................................................   24
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                                      -i-
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SECTION 3.22.    Governmental Regulation.............................................................   25
SECTION 3.23.    Reservation of Shares...............................................................   25

                                                         ARTICLE IV

                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

SECTION 4.1.     Organization, Good Standing, Power, Authority, Etc..................................   25
SECTION 4.2.     Investment Intent, Etc..............................................................   26
SECTION 4.3.     Accredited Investor.................................................................   26

                                                          ARTICLE V

                                                     CONDITIONS PRECEDENT

SECTION 5.1.     Conditions to the Purchasers' Obligations...........................................   26
SECTION 5.2.     Conditions to the Company's Obligations.............................................   30

                                                           ARTICLE VI

                                                           COVENANTS

SECTION 6.1.     Restructuring.......................................................................   30
SECTION 6.2.     Preemptive Rights...................................................................   31
SECTION 6.3.     Board Representation................................................................   31
SECTION 6.4.     Information.........................................................................   33
SECTION 6.5.     Use of Proceeds.....................................................................   35
SECTION 6.6.     Non-Competition.....................................................................   36
SECTION 6.7.     Certain Transactions................................................................   36
SECTION 6.8.     Insurance Professional..............................................................   36
SECTION 6.9.     Purchase Option.....................................................................   36
SECTION 6.10.    Employment Agreements...............................................................   37

                                                          ARTICLE VII

                                                         MISCELLANEOUS

SECTION 7.1.     Notices.............................................................................   37
SECTION 7.2.     No Waivers; Powers and Remedies Cumulative; Amendments..............................   40
SECTION 7.3.     Indemnification.....................................................................   41
SECTION 7.4.     Expenses; Documentary Taxes.........................................................   43
SECTION 7.5.     Register............................................................................   43
SECTION 7.6.     Termination.........................................................................   43
SECTION 7.7.     Successors and Assigns..............................................................   43
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                                     -ii-
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SECTION 7.8.     Governing Law; Waiver of Jury Trial; Submission to Jurisdiction; Net
                     Payments........................................................................   44
SECTION 7.9.     Survival............................................................................   45
SECTION 7.10.    Independence of Representations, Warranties and Covenants...........................   45
SECTION 7.11.    Severability........................................................................   45
SECTION 7.12.    Counterparts........................................................................   46
SECTION 7.13.    Entire Agreement; Benefit...........................................................   46
SECTION 7.14.    Headings............................................................................   46
SECTION 7.15.    Execution by Newco..................................................................   46
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Schedule 3.3(c)     Outstanding Debt
Schedule 3.4        Subsidiaries
Schedule 3.10       Taxes
Schedule 3.11       Litigation Matters
Schedule 3.13       Contracts
Schedule 3.18       Certain Material Changes
Schedule 3.19(d)    Loss Experience
Schedule 3.19(e)    Certain Reinsurance Collectibles
Schedule 3.19(f)    Governmental Consents and Approvals

Annex I             -    Projected and Pro Forma Financial Statements

Exhibit A-1         -    Form of Convertible Exchangeable Debenture
Exhibit A-2         -    Form of Newco Debenture
Exhibit B           -    Form of Collateral Agreement
Exhibit C           -    Form of Debenture Registration Rights Agreement
Exhibit D           -    Form of Warrant Registration Rights Agreement
Exhibit E           -    Form of Subordination Agreement
Exhibit F           -    Form of Lock-Up Agreement
Exhibit G           -    Form of Voting Preferred Stock
Exhibit H           -    Form of Warrant

                         SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of May 8, 2001 among MUTUAL RISK MANAGEMENT LTD., MUTUAL GROUP LTD., the ADDITIONAL GUARANTORS NAMED HEREIN, XL INSURANCE LTD, FIRST UNION MERCHANT BANKING 2001, LLC, HIGH RIDGE CAPITAL PARTNERS II, L.P., CENTURY CAPITAL PARTNERS II, L.P., ROBERT A. MULDERIG, TARACAY INVESTORS COMPANY AND INTREPID FUNDING MASTER TRUST.

                               R E C I T A L S :

          WHEREAS, the parties hereto desire to enter into certain financing arrangements pursuant to the terms and subject to the conditions hereinafter set forth;

          WHEREAS, the Purchasers (other than Intrepid), pursuant to the terms and subject to the conditions herein, severally desire to purchase convertible exchangeable debentures of the Company (the "Convertible Exchangeable Debentures") in an aggregate principal amount of $112,500,000 and the Company desires to contribute, after completion of the Restructuring, approximately $80,000,000 of such proceeds to the statutory capital and surplus of its U.S. Insurance Subsidiaries;

          WHEREAS, the parties hereto have agreed that the remaining amount of the net proceeds from the issuance and sale of the Convertible Exchangeable Debentures hereunder will be held in the Collateral Account until such time as they are released, in accordance with the terms of this Agreement and the Collateral Agreement;

          WHEREAS, Intrepid, pursuant to the terms and subject to the conditions herein, desires to exchange $30,000,000 liquidation preference of RHINOS for Convertible Exchangeable Debentures in an aggregate principal amount of $30,000,000;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1.   Definitions.  The following terms, as used herein, have
                         -----------
the following meanings:

     "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person which is Controlled by or is under common Control with a Controlling Person; provided, however, that the Purchasers and their respective Affiliates (other
--------  -------
than any officers or directors (other than any XL Designees) of the Company and their respective Affiliates) shall not be deemed Affiliates of the Company or any of its Subsidiaries.

          "Audited Statutory Financial Statements" has the meaning set forth in
Section 3.15(a).

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Business Day" means any day except a Saturday, Sunday or other day on which (i) commercial banks in The City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading.

          "Capital Stock" means, with respect to any Person, any and all shares, partnership interests or equivalents (however designated and whether voting or non-voting) of such Person's capital stock, whether outstanding on the date hereof or hereafter issued.

          "Century" means Century Capital Partners II, L.P.

          "Century Warrants" means warrants to purchase initially an aggregate of 103,112 shares of Common Stock of the Company. The Century Warrants shall (i) be immediately exercisable, initially at an exercise price of $7.00 per share of Common Stock of the Company, (ii) be exercisable for five years from the date of issuance, (iii) contain provisions for adjustment of the exercise price and the number of shares of Common Stock of the Company issuable upon exercise of the Century Warrants comparable to the antidilution provisions applicable to the Debentures and (iv) have the benefit of registration rights comparable to the registration rights applicable to the Debentures, including one demand registration right and unlimited piggyback registration rights. The Century Warrants shall be in the form of Exhibit H hereto.
        ---------

          "Closing Date" has the meaning set forth in Section 2.1.

          "Collateral Account" means the Collateral Account established and maintained pursuant to the Collateral Agreement between the Company and the Collateral Agent named therein.

          "Collateral Agreement" means a Collateral Agreement in the form of Exhibit B hereto between the Company and the Collateral Agent named therein.
---------

          "Common Stock" means the common stock or common shares of the referenced Person.

          "Company" means Mutual Risk Management Ltd., a company organized under the laws of Bermuda.

          "Contributed Amounts" has the meaning set forth in Section 6.5.

          "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or interests, by contract or otherwise.

          "Convertible Exchangeable Debentures" means the 9-3/8% Convertible Exchangeable Debentures Due 2006 of the Company in the form of Exhibit A-1
                                                               -----------
hereto.

          "CRM" has the meaning set forth in the definition of "Restructuring."

          "D&O Proxies" has the meaning set forth in Section 5.1(r).

          "Debentures" means, collectively, the Convertible Exchangeable Debentures and the Newco Debentures. All references to Debentures in this Agreement shall be deemed to include the shares of Voting Preferred Stock issued in connection therewith.

          "Debenture Registration Rights Agreement" means a registration rights agreement in the form of Exhibit C hereto.
                         ---------

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, Debentures or other similar instruments issued by such Person, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person under any Financing Lease, (v) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (vi) Disqualified Capital Stock of such Person, (vii) Preferred Stock of any Subsidiary of such Person (other than preferred shares of the IPC (i.e., rent-a-captive) subsidiaries of the Company or Newco issued to policyholders in connection with the CRM business), (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (ix) all Debt of others Guaranteed by such Person.

          "Designees" means, collectively, the First Union and High Ridge Designee and the XL Designees and "Designee" means any one of them.

          "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, or requires the payment of any dividends, in each case, at any time that any obligation under the Transaction Documents is outstanding.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Group" means the Company and its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Bank Agreement" means the Credit Agreement dated as of September 21, 2000 among the Company, Mutual Group Ltd., Bank of America, N.A., as Administrative Agent and a lender and the Lenders party thereto from time to time, as in effect on the date hereof or as amended or amended and restated.

          "Existing Bank Lenders" means the Lenders under the Existing Bank Agreement.

          "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "First Union" means First Union Merchant Banking 2001, LLC.

          "First Union Warrants" means warrants to purchase initially an aggregate of 263,965 shares of Common Stock of the Company. The First Union Warrants shall (i) be immediately exercisable, initially at an exercise price of $7.00 per share of Common Stock of the Company, (ii) be exercisable for five years from the date of issuance, (iii) contain provisions for adjustment of the exercise price and the number of shares of Common Stock of the Company issuable upon exercise of the First Union Warrants comparable to the antidilution provisions applicable to the Debentures and (iv) have the benefit of registration rights comparable to the registration rights applicable to the Debentures, including one demand registration right and unlimited piggyback registration rights. The First Union Warrants shall be in the form of Exhibit H
                                                                      ---------
hereto.

          "First Union and High Ridge Designee" has the meaning set forth in
Section 6.3(b).

          "Fully Diluted Basis" means after giving effect to the exercise of all outstanding options, warrants and other rights to purchase Capital Stock of the relevant Person and the conversion or exchange of all securities convertible or exchangeable into Capital Stock of the relevant Person (whether or not then exercisable, exchangeable or convertible and whether or not "in the money").

          "GAAP" has the meaning set forth in Section 1.2.

          "Governmental Entity" means any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, including any insurance regulatory authority or agency or Insurance Department.

          "Guarantee" by any Person means (a) any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part). The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantors" means each of the Subsidiaries of the Company listed on
Schedule 3.4 (other than the Insurance Subsidiaries) and each other Subsidiary guaranteeing the obligations hereunder and the Debentures pursuant to the terms of the Debentures.

          "High Ridge" means High Ridge Capital Partners II, L.P.

          "High Ridge Warrants" means warrants to purchase initially an aggregate of 148,481 shares of Common Stock of the Company. The High Ridge Warrants shall (i) be immediately exercisable, initially at an exercise price of $7.00 per share of Common Stock of the Company, (ii) be exercisable for five years from the date of issuance, (iii) contain provisions for adjustment of the exercise price and the number of shares of Common Stock of the Company issuable upon exercise of the High Ridge Warrants comparable to the antidilution provisions applicable to the Debentures and (iv) have the benefit of registration rights comparable to the registration rights applicable to the Debentures, including one demand registration right and unlimited piggyback registration rights. The High Ridge Warrants shall be in the form of Exhibit H
                                                                     ---------
hereto.

          "Holders" has the meaning set forth in Section 7.5.

          "Indemnified Parties" and "Indemnified Party" have the meanings set forth in Section 7.3.

          "Insurance Acts" means all applicable insurance laws and the applicable rules and regulations thereunder.

          "Insurance Departments" means the Bermuda Registrar of Companies and the Departments of Insurance of the States of Illinois and Pennsylvania.

          "Insurance License" means a license or permit from an Insurance Department or any other department of insurance of any other jurisdiction.

          "Insurance Subsidiaries" means (i) Legion Insurance Company, Legion Indemnity Ltd. and Villanova Insurance Company and (ii) each other Subsidiary of the Company that is a licensed insurance company.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, advance, time deposit or otherwise.

          "Intrepid" means Intrepid Funding Master Trust.

          "IPC" means Insurance Profit Center.

          "Judgment Currency" has the meaning set forth in Section 7.8(c).

          "Lien" means any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, voting trust agreement, assignment by way of security, restriction on voting or transfer, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or adverse claim of any kind, whether arising by contract or under law or otherwise (including any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

          "Lock-Up Agreements" means the lock-up agreements of the inside directors and executive officers of the Company in the form of Exhibit F hereto.
                                                               ---------

          "Material Adverse Effect" has the meaning set forth in Section 3.1(b).

          "Multiemployer Plan" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

          "NAIC" means the National Association of Insurance Commissioners.

                  "Newco" has the meaning set forth in the definition of "Restructuring."

                  "Newco Debenture" means a 9 3/8% Convertible Debenture due 2006 of Newco substantially in the form of Exhibit A-2 hereto; provided,
                                           -----------         --------
however, that the final terms of the covenants and events of default to be
-------
included in the Newco Debenture shall be determined by XL and Newco prior to the issuance thereof.

          "Newco Voting Preferred Stock" means shares of preferred stock of Newco having a nominal liquidation preference and par value, no dividend rights and aggregate voting rights equal to the aggregate voting rights of the Common Stock issuable upon conversion of all Newco Debentures and otherwise substantially the same as the Voting Preferred Stock.

          "Non-Competition Period" has the meaning set forth in Section 6.6.

          "Obligors" means, collectively, the Company, Newco, the Guarantors and any additional Person that is required to become a party to this Agreement; and "Obligor" means any of them.

          "Observer" has the meaning set forth in Section 6.3(b).

          "Officers' Certificate" means a certificate executed on behalf of the Company by the Chief Executive Officer or President and by its Chief Financial Officer, its Treasurer or any other officer acceptable to the Purchasers; provided, however, that the Officers' Certificate with respect to the compliance
--------  -------
with a condition precedent to the Closing Date shall include (i) a statement that the signers have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permits" means all domestic and foreign licenses, permits, consents, franchises, orders, authorizations, clearances, certificates, Insurance Licenses and approvals from Governmental Entities.

          "Person" means an individual or a corporation, company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or any agency or political subdivision thereof) or other entity of any kind.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at the time a member of such ERISA Group for employees of any Person which was at the time a member of the ERISA Group.

          "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

          "Program Business" means the business of MRM in which it acts as a conduit between producers of specialty books of business and reinsurers of such business.

          "Purchase Price" means the aggregate amount paid to the Company by the Purchasers (other than Intrepid) hereunder in respect of the Convertible Exchangeable Debentures and the Voting Preferred Stock pursuant to Section 2.1(a) of this Agreement.

          "Purchasers" means XL Insurance Ltd, First Union, High Ridge, Century, Robert A. Mulderig, Taracay, Intrepid and any other purchasers of Convertible Exchangeable Debentures for cash approved by XL, such approval not to be unreasonably withheld (it being understood that it is reasonable for XL to withhold its approval of any proposed Purchaser that is a competitor of the Company, XL or any of their respective Subsidiaries or of any proposed Purchaser whose purchase might, in the judgment of XL, adversely affect the tax status of MRM, Newco, XL or any of their respective Subsidiaries or shareholders); provided, however, that XL's consent shall not be required for the issuance of
--------  -------
RHINOS Debentures to existing holders of RHINOS in exchange for such RHINOS.

          "Qualified Offering" means the registration and sale of Common Stock of Newco with a stated offering price of not less than $20.0 million registered under the United States securities laws with the intent that a liquid trading market therein develop.

          "Register" has the meaning set forth in Section 7.5.

          "Registration Rights Agreements" means, collectively, the Debenture Registration Rights Agreement and the Warrant Registration Rights Agreement.

          "Reinsurance Arrangements" has the meaning set forth in Section
3.19(e).

          "Related Person" means any director, officer or employee of the Company or any of its Subsidiaries who is also an equity or debt holder of the Company or any of its Subsidiaries.

          "Required Approvals" means all federal, state and local government regulatory (including any Form A approvals and all other approvals relating to insurance) and shareholder approvals necessary for consummation of the Transactions, including all approvals necessary in order to remove any restrictions or limitations on voting rights or conversion contained in any of the Transaction Documents.

          "Requisite Holders" means the Holders of a majority of the principal amount of outstanding Debentures; provided, however, that (i) the principal
                                  --------  -------
amount of Debentures that have been converted into or exchanged for Common Stock of the Company and/or Newco shall, solely for purposes of this definition, be deemed to be outstanding and held by the respective holders of such Common Stock, (ii) at any time when XL holds, or has the right to vote, a majority of the principal amount of outstanding Debentures (other than RHINOS Debentures), "Requisite Holders" shall mean a majority of the principal amount of the outstanding Debentures other than the RHINOS Debentures and (iii) so long as XL holds or has the right to vote at least $50.0 million of the principal amount of Debentures, it will be deemed to own a majority of the principal amount of the outstanding Debentures.

          "Restructuring" means the restructuring of the operating units of the Company into two separate holding company structures, resulting in (i) one holding company owning the Company's U.S. insurance operations and managing general agency entities and operating through subsidiaries as a specialty insurer writing a selected book of Program Business and (ii) the second holding company, a newly formed company organized under the laws of Bermuda ("Newco"), owning (A) all of the Company's fee generating businesses that presently comprise its Corporate Risk Management ("CRM"), Specialty Brokerage and Financial Services business segments and all of the Company's non-U.S. insurance operations and (B) the Company's IPC (i.e., rent-a-captive) companies, other than Mutual Indemnity (Dublin) Limited (which will be confined solely to its present business), that are principally dedicated to its CRM business segment. As part of the Restructuring, (x) Newco will be entitled to receive all of the fees attributable to the CRM business except that MRM's U.S. Insurance Subsidiaries that write the related policies (which will only be Villanova Insurance Company ("Villanova") where Villanova is legally entitled to write such policies and the prospective holder of the underlying policy does not object to the use of Villanova or a new company in the case of new or renewal policies) may retain a portion of the premium equal to its actual costs, but not more than 1-1/4% and (y) Newco will be given an option to purchase Villanova and/or such new company for book value. The Restructuring shall be effected in a manner reasonably acceptable to XL, including with respect to capitalization and minimum capital and surplus of Newco. In addition to the foregoing, the Restructuring shall not be deemed to have been completed until the Company has complied with its obligations set forth in Section 6.1 hereof.

          "RHINOS" means the Auction Rate Reset Preferred Securities of the Trust, known as "RHINOS," including the related documentation.

          "RHINOS Debentures" means Debentures issued to any current or former holders of RHINOS or any of their respective Affiliates in exchange for an equal principal amount of RHINOS.

          "Securities" means the Debentures, the Voting Preferred Stock, the Newco Voting Preferred Stock, the Common Stock of the Company and Newco issued or issuable upon exchange or conversion of the Debentures and the Warrants.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Significant Subsidiary" has the meaning set forth in Section 1-02(w) of Regulation S-X under the Securities Act.

          "Statutory Accounting Principles" means generally accepted statutory accounting principles for property and casualty insurance companies domiciled in the States of Illinois and Pennsylvania, as applicable.

                  "Statutory Financial Statements" has the meaning set forth in
Section 3.15(b).

                  "Subordination Agreement" means a subordination agreement in the form of Exhibit E hereto.
            ---------

                  "Subsidiary" means, with respect to any Person, (i) any corporation or other entity of which more than 50% of the Capital Stock or other ownership interests having ordinary voting power to elect more than 50% of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has a greater than 50% equity interest; provided, however, that for all purposes of this Agreement references to
--------  -------
Subsidiaries of the Company shall not include such entities designated by the Company that, in the aggregate, would not constitute a Significant Subsidiary of the Company.

                  "Transaction Documents" means (i) the Debentures, (ii) this Agreement, (iii) the Collateral Agreement, (iv) the Registration Rights Agreements, (v) the Subordination Agreement, (vi) the Certificate of Designations relating to the Voting Preferred Stock, (vii) the Voting Preferred Stock, (viii) the Newco Voting Preferred Stock, (ix) the Warrants, (x) the Lock-Up Agreements, (xi) the D&O Proxies and (xii) each other document executed in connection with or pursuant to this Agreement.

                  "Transactions" means the issuance and sale of the Convertible Exchangeable Debentures, the Voting Preferred Stock and the Warrants and each of the other transactions contemplated by the Transaction Documents, both before and after giving effect to permitted exchanges and/or conversions of the Debentures, including the Restructuring and the exercise of all of the rights of the Purchasers under the Transaction Documents and fulfillment of all obligations of the Obligors under the Transaction Documents.

                  "Trust" means MRM Trust I, a Delaware statutory business trust, the issuer of the RHINOS and a Subsidiary of the Company.

                  "Taracay" means Taracay Investors Company.

                  "Taracay Warrants" means warrants to purchase initially an aggregate of 4,342 shares of Common Stock of the Company. The Taracay Warrants shall (i) be immediately exercisable, initially at an exercise price of $7.00 per share of Common Stock of the Company, (ii) be exercisable for five years from the date of issuance, (iii) contain provisions for adjustment of the exercise price and the number of shares of Common Stock of the Company issuable upon exercise of the Taracay Warrants comparable to the antidilution provisions applicable to the Debentures and (iv) have the benefit of registration rights comparable to the registration rights applicable to the Debentures, including one demand registration right and unlimited piggyback registration rights. The Taracay Warrants shall be in the form of Exhibit H hereto.
        ---------

                  "Unaudited Statutory Financial Statements" has the meaning set forth in Section 3.15(b).

                  "U.S. Insurance Subsidiaries" means Legion Insurance Company, Legion Indemnity Ltd. and Villanova Insurance Company.

                  "Voting Preferred Stock" means shares of preferred stock of the Company having a liquidation preference and par value of U.S. $.01 per share, no dividend rights and aggregate voting rights equal to the aggregate voting rights of the Common Stock issuable upon conversion or exchange of all Convertible Exchangeable Debentures. The Voting Preferred Stock shall be in the form of Exhibit G hereto.
        ---------

                  "Warrant Registration Rights Agreement" means a registration rights agreement in the form of Exhibit D hereto.
                                ---------

                  "Warrants" means, collectively, the XL Warrants, the First Union Warrants, the High Ridge Warrants, the Century Warrants and the Taracay Warrants.

                  "XL" means XL Insurance Ltd.

                  "XL Designees" has the meaning set forth in Section 6.3(a).

                  "XL Warrants" means warrants to purchase initially an aggregate of 1,632,043 shares of Common Stock of the Company. The XL Warrants shall (i) be immediately exercisable, initially at an exercise price of $7.00 per share of Common Stock of the Company, (ii) be exercisable for five years from the date of issuance, (iii) contain provisions for adjustment of the exercise price and the number of shares of Common Stock of the Company issuable upon exercise of the XL Warrants comparable to the antidilution provisions applicable to the Debentures and (iv) have the benefit of registration rights comparable to the registration rights applicable to the Debentures, including one demand registration right and unlimited piggyback registration rights. The XL Warrants shall be in the form of Exhibit H hereto.
                                    ---------

                  SECTION 1.2. Accounting Terms and Determinations. Unless
                               -----------------------------------
otherwise specified herein, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect in the United States on the date hereof applied on a consistent basis ("GAAP").

                  SECTION 1.3. Rules of Construction. (a) The definitions in
                               ---------------------
Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

                  (b) Unless the context shall otherwise require, all references herein to (i) Articles, Sections, Exhibits, Schedules and Annexes shall be deemed references to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement, (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons, (iii) agreements and other contractual instruments include subsequent amendments, assignments, and other modifications thereto to the date hereof and thereafter, but in the case of any amendment, assignment or modification after the date hereof, only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Transaction Document, (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations, (v) time shall be deemed to be to New York City time and (vi) "ordinary course of business" (and similar phrases) shall mean the ordinary course of business of the Company and its Subsidiaries consistent with past practice.

                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

                  SECTION 2.1. Closing. (a) Subject to the prior satisfaction of
                               -------
all the terms and conditions set forth herein and unless this Agreement shall have been earlier terminated in accordance with its terms, each Purchaser (other than Intrepid) severally agrees to purchase from the Company and the Company agrees to issue and sell to each Purchaser (other than Intrepid), on a date to be mutually agreed upon by the Company and XL, which date shall be no later than five Business Days after the date hereof (the "Closing Date"), the aggregate principal amount of Convertible Exchangeable Debentures (together with the related Voting Preferred Stock) set forth on the signature page to this Agreement for such Purchaser, at a purchase price equal to the aggregate principal amount of Convertible Exchangeable Debentures purchased by such Purchaser, less the aggregate par value of the related Voting Preferred Stock issued to such Purchaser in connection with its purchase of Convertible Exchangeable Debentures. Subject to the prior satisfaction of all the terms and conditions set forth herein and unless this Agreement shall have been earlier terminated in accordance with its terms, Intrepid and the Company agree to exchange, on the Closing Date, $30,000,000 liquidation preference of RHINOS currently owned beneficially and of record by Intrepid for the aggregate principal amount of Convertible Exchangeable Debentures (together with the related Vot-ing Preferred Stock) set forth on the signature page to this Agreement for Intrepid. The Convertible Exchangeable Debentures shall be convertible as provided therein into Common Stock of the Company and exchangeable as provided therein for, at the option of the Holder thereof, Newco Debentures or Common Stock of Newco. In connection with the purchase of the Convertible Exchangeable Debentures, the Company shall issue to each Purchaser (other than Intrepid), for additional consideration equal to the par value thereof, a percentage of the total number of shares of Voting Preferred Stock equal to the percentage of the principal amount of all Convertible Exchangeable Debentures purchased by such Purchaser. In connection with the exchange for the Convertible Exchangeable Debentures, the Company shall issue to Intrepid a percentage of the total number of shares of Voting Preferred Stock equal to the percentage of the principal amount of all Convertible Exchangeable Debentures purchased by Intrepid. The Voting Preferred Stock will provide that it may only be transferred with a proportional amount of the Convertible Exchangeable Debentures and the Convertible Exchangeable Debentures will provide that they may only be transferred with a proportional amount of Voting Preferred Stock.

                  (b) On the Closing Date, the Purchasers (other than Intrepid) shall deliver the Purchase Price in immediately available funds by wire transfer to the account of the Company (which account shall be specified by the Company in writing no later than 9:00 a.m. on the second Business Day preceding the Closing Date). On the Closing Date, Intrepid shall deliver to the Company for cancellation certificates representing $30,000,000 liquidation preference of RHINOS.

                  (c) On the Closing Date, against payment and delivery as set forth in Section 2.1(b), the Company shall deliver to each Purchaser one or more Convertible Exchangeable Debentures representing an aggregate principal amount equal to the amount set forth on the signature page to this Agreement opposite the name of such Purchaser and the related Voting Preferred Stock, each registered in the name or names, and in such denominations, as shall be designated by the applicable Purchaser by notice to the Company at least two Business Days prior to the Closing Date.

                  (d) On the Closing Date, the Company shall issue the XL Warrants to XL, the First Union Warrants to First Union, the High Ridge Warrants to High Ridge, the Century Warrants to Century and the Taracay Warrants to Taracay, in each case, for no additional consideration.

                  (e) The Company and the Purchasers, having adverse interests and as a result of arm's-length bargaining, agree that neither the Purchasers nor any of their Affiliates has rendered or has agreed to render any services to the Company in connection with this Agreement or the issuance of the Convertible Exchangeable Debentures and the related Voting Preferred Stock to be issued on the Closing Date.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

                  Each of the Obligors represents and warrants, as of the date hereof and the Closing Date, to the Purchasers and to each Holder, as set forth below:

                  SECTION 3.1. Corporate Existence and Power. (a) The Company
                               -----------------------------
and each of its Subsidiaries is a company, corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational power and authority and all Permits required to own, lease or operate its respective properties and carry on its respective business as now conducted and as proposed to be conducted.

                  (b) The Company and each of its Subsidiaries is, where applicable, duly qualified to transact business as a foreign corporation or partnership and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not, singly or in the aggregate, have a material adverse effect on the assets, liabilities, business, results of operations, condition (financial or otherwise), prospects or Permits of the Company and its Subsidiaries, taken as a whole, or of Newco and its Subsidiaries, taken as a whole, on a pro forma basis for the Restructuring (each, a "Material Adverse Effect").

                  SECTION 3.2. Authorization, Execution, Enforceability. Each
                               ----------------------------------------
Obligor has the corporate power and authority to execute and deliver, and to perform its obligations under, each of the Transaction Documents to which it is or is to be a party. Subject to receipt of regulatory approval from each Insurance Department (which approvals the Obligors hereby agree to use their best efforts to obtain as soon as practicable), each Obligor has taken all action required by law, organizational documents or otherwise required to be taken by it to authorize the execution, delivery and performance by it of each Transaction Document to which it is or is to be a party. Each of the Transaction Documents is, or upon execution and delivery will be, a valid and binding obligation of each Obligor (to the extent each is a party thereto), enforceable against each Obligor in accordance with their respective terms except to the extent that the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights and remedies generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). True and complete copies of the organizational documents of each Obligor have been made available by the Company to the Purchasers.

                  SECTION 3.3. Capitalization of the Company. (a) The authorized
                               -----------------------------
Capital Stock of the Company (before giving effect to the Securities being issued and sold hereunder) consists of 180,000,000 shares of Common Stock, of which 41,618,331 shares are issued and outstanding as of March 31, 2001, and 20,000,000 shares of Preferred Stock, of which none are outstanding as of the date hereof. All outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws.

                  (b) Except for the RHINOS and the Securities, no more than $14.0 million aggregate principal amount of Zero Coupon Convertible Exchangeable Subordinated Debentures due 2015 of the Company and no more than $5.0 million aggregate principal amount of convertible notes issued in connection with the Company's acquisition of the Valmet Group Ltd., and except as disclosed in the periodic reports filed by the Company under the Exchange Act prior to the date hereof, there are no (i) securities or obligations of the Company convertible into or exchangeable for any Capital Stock of the Company, (ii) warrants, options or other rights to purchase or acquire from the Company any such Capital Stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue such Capital Stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. No Person has any preemptive or similar rights with respect to any Capital Stock of the Company or any rights to require registration of any securities of the Company.

                  (c) Schedule 3.3(c) sets forth a complete list of all of the outstanding Debt of the Company or any of its Subsidiaries as of the date hereof, together with the names of the holders thereof, the principal amount, interest rate, issue date, stated maturity date and any other material terms.
Schedule 3.3(c) also sets forth an accurate description of all Debt of the Company or any of its Subsidiaries that was repaid since December 31, 2000.

                  SECTION 3.4. Subsidiaries; Other Interests. (a) Schedule 3.4
                               -----------------------------
sets forth a true, complete and correct list of each Significant Subsidiary of the Company. Except as indicated on Schedule 3.4, each such Significant Subsidiary is wholly owned by the Company. Schedule 3.4 sets forth the jurisdictions in which the Company's Significant Subsidiaries are domiciled (both by incorporation and as a "commercial domiciliary" under applicable law), which are the only jurisdictions in which the Company's Significant Subsidiaries are required to be so licensed. All of the outstanding Capital Stock of the Company's Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and owned by the Company, directly, free and clear of all Liens (other than (x) such transfer restrictions as may exist under federal and state securities laws, (y) arising under the RHINOS or the documents executed in connection therewith and (z) Liens on the shares of the Company's IPC Subsidiaries and the special purpose mutual company Subsidiaries and the assets thereof, in each case, arising under letter of credit facilities entered into in connection with the CRM business); and there are no warrants, options or other rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity), other than the Company, to acquire any such Capital Stock, any additional Capital Stock or any other securities of the Company's Subsidiaries except for such options or rights arising under the RHINOS or the documents executed in connection therewith and pursuant to the Company's and its Subsidiaries existing stock option and benefit plans, as described in the Company's filings made pursuant to the Exchange Act prior to the date hereof.

                  (b) Except for interests in the Subsidiaries, neither the Company nor any of its Subsidiaries, directly or indirectly, holds, or has any contractual or other commitment to make, any Investment in any Person, except for Investments made by the Insurance Subsidiaries in the ordinary course of their business and in accordance with the Company's investment policy in effect on the date hereof.

                  SECTION 3.5. No Contravention, Conflict, Breach, Etc. The
                               ---------------------------------------
execution, delivery and performance of each of the Transaction Documents and the consummation of the Transactions will not (i) conflict with, or result in a breach or violation of, any provision of the memorandum of association, bye-laws or other organizational documents of the Company or any of its Subsidiaries,
(ii) upon receipt of regulatory approvals from the Insurance Departments, result in risk of loss of, or limitation on, any Insurance License or other Permit held by the Company or any of its Subsidiaries, or the right of the Company or of any of its Subsidiaries to conduct business in any jurisdiction as currently conducted, or (iii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any assets or properties of the Company or any of its Subsidiaries under, any statute, rule, regulation, order or decree of any Governmental Entity, or any agreement or instrument evidencing Debt or any material lease, Permit or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties, assets or operations are subject.

                  SECTION 3.6. Consents. Except for consents that have been
                               --------
obtained and the consents required from the Existing Bank Lenders, the Trust and the holders of the RHINOS as set forth in Section 5.1(a) and, with respect to the Restructuring and the issuance of Common Stock of Newco upon exchange of the Debentures, any Form A approvals and all other regulatory approvals and necessary shareholder approvals, no consent, approval, authorization, order, registration, filing or qualification of or with any (i) Governmental Entity or
(ii) other third party (whether acting in an individual, fiduciary or other capacity) is necessary for the issuance and sale of the Debentures, the Voting Preferred Stock and the Warrants, the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions.

                  SECTION 3.7. No Existing Violation, Default, Etc. (a) Neither
                               ------------------------------------
the Company nor any of its Subsidiaries is in violation of (i) its memorandum of association, bye-laws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation except to the extent that any such violations, in the case of this clause (ii), would not, singly or in the aggregate, have a Material Adverse Effect or (iii) any order, decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries.

                  (b) No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any material lease, Permit or other agreement or instrument to which the Company or any of its Subsidiaries is party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties, assets or operations is subject.

                  SECTION 3.8. Licenses and Permits. Except as would not have a
                               --------------------
Material Adverse Effect, the Company and its Subsidiaries have such Permits from appropriate Governmental Entities (including, Insurance Licenses) as are necessary to own, lease or operate their properties as currently owned, leased or operated and to conduct their businesses as currently conducted and all such Permits are valid and in full force and effect. The Company and its Subsidiaries are in compliance in all respects with their respective obligations under such Permits, with such exceptions as would not, singly or in the aggregate, have a Material Adverse Effect. No event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of its Subsidiaries to their respective parent companies or shareholders.

                  SECTION 3.9. Title to Properties. The Company and its
                               --------------------
Subsidiaries each have sufficient title or right to all properties (real and personal) owned or used by the Company and its Subsidiaries or reflected in their financial statements which are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, free and clear of any Lien that may interfere with the conduct of the business of the Company and its Subsidiaries, taken as a whole, except for those Liens created by the Transaction Documents, and to the best of the Company's knowledge, all properties held under lease by the Company or any of its Subsidiaries are held under valid, subsisting and enforceable leases.

                  SECTION 3.10. Taxes. Except as specifically set forth on
                                -----
Schedule 3.10, all United States Federal income tax returns and all other tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and its Subsidiaries have been filed and all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges have been established in accordance with GAAP (or, in the case of the Insurance Subsidiaries, in accordance with Statutory Accounting Principles).

                  SECTION 3.11. Litigation. Other than as disclosed in the
                                ----------
reports of the Company filed pursuant to the Exchange Act or on Schedule 3.11, there are no pending or, to the Company's knowledge, threatened actions, suits, proceedings, arbitrations or investigations (including any market conduct investigations) against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets or operations or with respect to which the Company or any of its Subsidiaries is responsible by way of indemnity or otherwise, that question the validity of any of the Transaction Documents, or that would, singly or in the aggregate, if adversely determined have a Material Adverse Effect or would have an adverse effect on the ability of the Company or any of its Subsidiaries to perform its obligations under this Agreement or any of the other Transaction Documents to which they are party; and the Company is not aware of any basis for any such action, suit, proceeding or investigation.

                  SECTION 3.12. Labor Matters. No labor disturbance by the
                                -------------
employees of the Company or any of its Subsidiaries exists or is threatened. Neither the Company nor any of its Subsidiaries is party to any collective bargaining or other union contract. The Company is not aware of the existence of any effort to unionize employees of either the Company or any of its Subsidiaries.

                  SECTION 3.13.  Contracts.  Except as listed on Schedule 3.13:
                                 ---------

                  (a) neither the Company nor any of its Subsidiaries is party to any (written or oral) stockholder agreement, employment agreement with executive officers or material advisors' agreement, consulting agreement or similar agreement;

                  (b) neither the Company nor any of its Subsidiaries is a party to or bound by (i) any agreement containing "change in control" or similar provisions relating to change in control of the Company or any of its Subsidiaries; (ii) any powers of attorney or binding authorities other than those made in the ordinary course of the Insurance Subsidiaries' business; or
(iii) any agreements (other than insurance policies, leases or other similar agreements issued or made by the Company or any of its Subsidiaries in the ordinary course of its business) pursuant to which the Company or any of its Subsidiaries is obligated to indemnify any other Person; and

                  (c) no agreement, contract or other document of the Company or any of its Subsidiaries will require increased payments (in either amount or frequency) or changed terms or permits the termination thereof by any of the other parties thereto as a result of the transactions contemplated by the Transaction Documents.

                  The Company has heretofore made available to the Purchaser complete and correct copies of the contracts, agreements and instruments listed on Schedule 3.13.

                  Schedule 3.13 further contains a list of all insureds the gross written premiums of which (together with the gross written premiums derived from any of its Affiliates) represented more than (or are expected to represent more than) 2% of the Company's consolidated gross written premiums in any such fiscal year.

                  SECTION 3.14. Finder's Fees. Except for fees payable to Banc
                                -------------
of America Securities LLC and Credit Suisse First Boston Corporation, no broker, finder or other party is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder's fee or any other fee, commission or payment as a result of the Transactions.

                  SECTION 3.15. Financial Statements. (a) The audited statutory
                                --------------------
financial statements and related schedules and notes of the U.S. Insurance Subsidiaries for the years ended December 31, 1999 and 2000 (the "Audited Statutory Financial Statements") fairly present the financial condition, results of operations, cash flows and changes in capital and surplus of the U.S. Insurance Subsidiaries at December 31, 1999 and 2000 and for the years then ended and were prepared in accordance with Statutory Accounting Principles as permitted or prescribed by the applicable U.S. Insurance Acts. The Statements of Actuarial Opinion with respect to the Audited Statutory Financial Statements were determined in accordance with generally accepted actuarial standards and met the requirements of the Illinois and Pennsylvania Insurance Acts.

                  (b) The unaudited statutory financial statements and related schedules and notes of the U.S. Insurance Subsidiaries for periods commencing subsequent to December 31, 2000 (the "Unaudited Statutory Financial Statements", and together with the Audited Statutory Financial Statements, the "Statutory Financial Statements") fairly present the financial condition, results of the operations, cash flows and changes in capital and surplus of the U.S. Insurance Subsidiaries at the dates and for the periods presented and were prepared in accordance with Statutory Accounting Principles prescribed or permitted by the applicable U.S. Insurance Acts, subject to year-end audit adjustments (consisting only of normal recurring accruals) and full footnote disclosures which have been omitted.

                  (c) The audited consolidated and consolidating financial statements and the related notes of the Company and its Subsidiaries for the years ended December 31, 1999 and 2000 fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods presented and were prepared in accordance with GAAP applied on a consistent basis.

                  (d) The projected and pro forma consolidated financial data attached hereto as Annex I have been prepared by the Company in good faith and, among other things, reflect the

Transactions and the Restructuring and contain all material assumptions relating to such projections and data. The Company believes such projections and the assumptions upon which they are based are reasonable.

                  SECTION 3.16. Compliance with ERISA. Each member of the ERISA
                                ---------------------
Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance, in all material respects, with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  SECTION 3.17. Contingent Liabilities. Neither the Company nor
                                ----------------------
any of its Subsidiaries have any material liabilities (including tax liabilities), absolute or contingent, that are required to be reserved against in a financial statement prepared in accordance with GAAP or Statutory Accounting Principles that are not so adequately reserved against. Neither the Company nor any of its Subsidiaries has any material reinsurance receivable that is required to be reserved against in accordance with GAAP or Statutory Accounting Principles other than those provided for in the reserve against reinsurance recoverables reflected in the Financial Statements and the consolidated financial statements of the Company and its Subsidiaries prepared in accordance with GAAP. At December 31, 2000, neither the Company nor any of its Subsidiaries had any material liabilities (absolute or contingent) other than those reflected in the Financial Statements and the consolidated financial statements prepared in accordance with GAAP. Since December 31, 2000, the Company and its Subsidiaries have not incurred any material liabilities (absolute or contingent) other than with respect to claims under insurance policies written by the Insurance Subsidiaries and reported in the ordinary course of business. The frequency and severity of such claims within the individual lines of business of the Company and its Subsidiaries since December 31, 2000, are consistent with those reported for comparable periods prior to December 31, 2000.

                  SECTION 3.18. No Material Change. Since December 31, 2000,
                                ------------------
except as listed on Schedule 3.18, (a) neither the Company nor any of its Subsidiaries has relinquished or incurred any material liability or obligation (indirect, direct or contingent), or entered into any oral or written agreement or other transaction that is not in the ordinary course of business; (b) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (c) there has been no material change in the Debt of the Company or any of its Subsidiaries, and no material change in the Capital Stock of the Company (except as contemplated hereby); (d) the Company has not permitted or allowed any of its or its Subsidiaries' assets to be subjected to any Liens; (e) the Company has not transferred or otherwise disposed of any of its or its Subsidiaries' assets, except in the ordinary course of business; (f) the Company has not made any single capital expenditure or commitment for a capital expenditure relating to its or its Subsidiaries' assets in excess of $500,000; (g) there has not been any change in any method of accounting or accounting practice or policy (including any reserving method, practice or policy) by the Company or any of its Subsidiaries; (h) there has not been, to the extent payable directly or indirectly by the Company or any of its Subsidiaries, any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee (or any amendment to any such existing agreement) outside of the ordinary course of business, (ii) grant of any severance or termination pay to any director, officer or employee outside of the ordinary course of business, (iii) change in compensation or other benefits payable to any Related Person or change in compensation or other benefits payable to any director, officer or employee outside of the ordinary course of business or (iv) loans or advances to any directors, officers or employees except for ordinary travel and business expenses in the ordinary course of business and advances of salary (not exceeding one month's pay); (i) there has been no material damage, theft or casualty loss by the Company or any of its Subsidiaries; (j) there has not been any change by the Company or any of its Subsidiaries in underwriting practices or standards; (k) there has not been (i) any entering into of any facultative reinsurance contract outside of the ordinary course of business, or (ii) any commutation of any facultative reinsurance contract outside of the ordinary course of business, or (iii) any entering into or any commutation of any reinsurance treaty by the Company or any of its Subsidiaries outside of the ordinary course of business; (l) there has not been any insurance transaction by the Company or any of its Subsidiaries other than in the ordinary course of business; (m) there has not been any change by the Company or any of its Subsidiaries in the compensation structure of, or benefits available to, any agent or with respect to agents generally; and (n) there has been no event or circumstance causing a Material Adverse Effect, nor any development that would, singly or in the aggregate, result in a Material Adverse Effect.

                  SECTION 3.19. Insurance Matters. (a) The Company and its
                                -----------------
Subsidiaries are each in compliance in all material respects with the requirements of all Insurance Acts and have filed all material reports, documents or other information required to be filed thereunder; and neither the Company nor any of its Subsidiaries has received any notification from any insurance regulatory authority, commission or other insurance regulatory body in the United States or elsewhere to the effect that the Company or any of its Subsidiaries is not in compliance in any material respect with the Insurance Acts.

                  (b) Neither the Company nor any of its Subsidiaries has made any change in its insurance reserving practices, either on a gross or net of reinsurance basis, since Decem-ber 31, 2000, that would, singly or in the aggregate, have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any of the Insurance Subsidiaries to pay dividends or the amount thereof.

                  (c) All insurance policies issued by the Company and each Insurance Subsidiary, as now in force, are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities or have been filed and not objected to by such authorities within the period provided for objection other than any failure to be in such form or to have been so filed as would not, singly or in the aggregate, have a Material Adverse Effect. All premium rates, rating plans and policy forms established or used by the Company or any Insurance Subsidiary that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform in all respects to the premiums so filed or approved and comply in all respects with the insurance laws applicable thereto and no such premiums are subject to any review or investigation by any insurance regulatory authority other than any failure to be so filed or approved or to so comply or any review or investigation as would not, singly or in the aggregate, have a Material Adverse Effect.

                  (d) Except as specifically set forth on Schedule 3.19(d), no loss experience has developed, within any individual lines of business or on an aggregate basis for all lines, that would require or make it appropriate for the Company or any of its Subsidiaries to alter or modify its reserving methodology or assumptions since December 31, 2000.

                  (e) All material reinsurance treaties, contracts, agreements and arrangements ("Reinsurance Arrangements") to which the Company or any of its Subsidiaries is a party are in full force and effect and are valid and binding in accordance with their terms on the insurance company party thereto. The Company believes that, except as disclosed in its periodic reports filed with the U.S. Securities and Exchange Commission under the Exchange Act prior to the date hereof or as disclosed on Schedule 3.19(e), all amounts recoverable by the Company or any of its Subsidiaries pursuant to any Reinsurance Arrangement are fully collectible in due course. Except as disclosed in its periodic reports filed with the U.S. Securities and Exchange Commission under the Exchange Act prior to the date hereof, neither the Company nor any of its Subsidiaries nor any other party thereto is in default as to any Reinsurance Arrangement and there is no reason to believe that the financial condition of any such other party is impaired to the extent that a default thereunder may reasonably be anticipated. None of the Reinsurance Arrangements contains any provision that may permit the other party thereto to terminate such Reinsurance Arrangement by reason of the transactions contemplated by the Transaction Documents.

                  (f) The only Permits required under the Insurance Acts for the consummation of the transactions contemplated by this Agreement or the Transaction Documents are those listed on Schedule 3.19(f).

                  (g) All material filings required under any Insurance Act to have been made with state insurance regulatory authorities by the Company and its Subsidiaries have been duly and timely made, and when filed were in compliance in all material respects with the requirements of each such Insurance Act.

                  (h) No Insurance Department has taken, or stated (orally or in writing) that it intends to take or that it may take, any action to seize control of the Company or any of its Subsidiaries through rehabilitation, liquidation or otherwise, and has not otherwise precluded, or stated (orally or in writing) that it intends to preclude or may preclude, the Insurance Subsidiaries from writing.

                  SECTION 3.20. Full Disclosure. The information heretofore
                                ---------------
furnished by or on behalf of any Obligor to the Purchasers for purposes of or in connection with the consummation of the Transactions does not, and all such information hereafter furnished by or on behalf of any Obligor to the Purchasers will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading. The Obligors have disclosed to the Purchasers any and all facts which materially and adversely affect or may affect the business, results of operations, condition (financial or otherwise), prospects or Permits of the Company and its Subsidiaries or the ability of the Company and its Subsidiaries to perform their respective obligations under the Transaction Documents to which they are party.

                  SECTION 3.21. Solicitation. No form of general solicitation or
                                ------------
general advertising was used by the Company or any of its Subsidiaries or any other Person acting on their behalf in respect of the Securities or in connection with the offer and sale of the Securities. None of the Company or any of its Subsidiaries and no Person acting on any of their behalf has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries and no Person authorized to act on any of their behalf (except that neither the Company nor any of its Subsidiaries make any representation as to the Purchasers and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Sections 4.2 and 4.3, it is not necessary in connection with the issuance and sale of the Securities pursuant to this Agreement to register any of the Securities under the Securities Act.

                  SECTION 3.22. Governmental Regulation. (a) Neither the Company
                                -----------------------
nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Document.

                  (b) Neither the Company nor any of its Subsidiaries is, or will be after giving effect to the transactions contemplated by the Transaction Documents, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (c) Neither the Company nor any of its Subsidiaries has taken or will take any action that would cause this Agreement, the issuance and sale of the Securities or the use of the proceeds therefrom to violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  SECTION 3.23. Reservation of Shares. Prior to the Closing
                                ---------------------
Date, the Company shall have duly reserved for issuance a sufficient number of shares of Common Stock of the Company for conversion of the Convertible Exchangeable Debentures and exercise of the Warrants.

                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each of the Purchasers severally represents and warrants (as to itself only), as of the date hereof and the Closing Date, to the Obligors as set forth below:

                  SECTION 4.1.  Organization, Good Standing, Power, Authority,
                                ----------------------------------------------
Etc. Such Purchaser is duly formed and registered, validly existing and in good
---
standing under the laws of its jurisdiction of organization and has the power and authority (corporate or otherwise) to own, lease and operate its properties and to conduct its business as currently owned, leased and conducted.

                  Such Purchaser has the power and authority (corporate or otherwise) to execute and deliver, and to perform its obligations under, this Agreement and each Transaction Document to which it is (or is to be) a party. Such Purchaser has taken all action required by law, its organizational documents or otherwise required to be taken by it to authorize the exe-cution, delivery and performance of this Agreement and each Transaction Document to which it is (or is to be) a party and the consummation of the transactions contemplated to be performed by it hereunder and thereunder.

                  This Agreement is, and each Transaction Document to which such Purchaser is, or is to be, a party will be, a valid and binding agreement of such Purchaser, enforceable in accordance with its terms except to the extent that the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights and remedies generally and by general equitable principals (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.2.  Investment Intent, Etc. Such Purchaser is
                                ----------------------
purchasing or otherwise acquiring the Securities for its own account and not with a view to, or for a sale in connection with, any distribution in violation of the Securities Act. Such Purchaser has had the opportunity to ask questions and receive answers from the Obligors concerning the Securities and the business, financial condition, operations and prospects of the Obligors and has been furnished with all other information about the Obligors which it has requested (it being understood that the foregoing shall not affect the Company's representations and warranties in this Agreement or any other Transaction Document or any of the Purchasers' rights and remedies thereunder or available as a matter of law or otherwise). Such Purchaser will not transfer any of the Securities except in accordance with applicable federal and state securities laws.

                  SECTION 4.3.  Accredited Investor. Such Purchaser is an
                                -------------------
"Accredited Investor" within the meaning of Rule 501(a) under the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of such Purchaser's investment in the Securities, and such Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of such Purchaser's investment in the Securities.

                                   ARTICLE V

                             CONDITIONS PRECEDENT

                  SECTION 5.1.  Conditions to the Purchasers' Obligations. The
                                -----------------------------------------
Purchasers' respective obligations to purchase or otherwise acquire the Convertible Exchangeable Debenture to be purchased or acquired by them on the Closing Date pursuant to Section 2.1 are subject to the prior satisfaction in full of each of the following conditions:

                  (a) (i) The Existing Bank Lenders shall have consented in writing, in form and substance satisfactory to the Purchasers, to the Transaction Documents, the Restructuring, the other Transactions and the exercise by the Purchasers of all of their rights under the Transaction Documents; (ii) the Trust and the holders of the RHINOS shall have consented, in form and substance satisfactory to the Purchasers, to the Transaction Documents, the Restructuring, the other Transactions and the exercise by the Purchasers of all of their rights under the Transaction Documents; (iii) the Purchasers shall have received a copy of the Subordination Agreement duly executed by each of the parties thereto, including each of the Existing Bank Lenders, the holder of the RHINOS, the holders of the RHINOS Debentures, the Trust, the applicable trustees and the Obligors; (iv) there shall have been obtained in form and substance satisfactory to the Purchasers all other consents and waivers that are necessary in connection with the execution of the Transaction Documents and the execution and delivery of the Convertible Exchangeable Debentures hereunder; (v) the Bermuda Monetary Authority and the Bermuda Registrar of Companies shall have consented in form and substance satisfactory to the Purchasers to the Transactions, the Restructuring and the other transactions contemplated hereby; and (vi) the holders of the RHINOS shall have either (x) committed to exchange RHINOS for RHINOS Debentures or (y) forfeited their rights to exchange RHINOS for RHINOS Debentures with respect to all RHINOS, in each case on terms and conditions satisfactory to XL.

                  (b) The capital and surplus of the U.S. Insurance Subsidiaries under Statutory Accounting Principles (not including any amounts attributable to the Purchase Price) shall not be less than $365.0 million (without giving effect to no more than $15.0 million of adjustments required by FASB 115).

                  (c) The representations and warranties of the Obligors in the Transaction Documents shall be true and correct in all material respects at such time (without giving effect to any qualifications as to materiality or knowledge contained therein). The Company shall have performed and complied with all covenants and agreements required by such Transaction Documents to be performed or complied with by it at such time. Before and after giving effect to the use of proceeds of the Purchase Price, no Default or Event of Default (as defined in the Debentures) shall have occurred and be continuing. The Purchasers shall have received an Officers' Certificate dated as of the Closing Date to the effect that the conditions in this clause (c) and clauses (i)(i) and (j) of this
Section 5.1 have been satisfied.

                  (d) The Purchasers shall have received an opinion, dated the Closing Date, of each of Mayer, Brown & Platt, special counsel to the Company, Conyers Dill & Pearman, Bermuda counsel to the Company, and Richard O'Brien, General Counsel of the Company, in each case, covering such matters as are requested by the Purchasers and in form and substance satisfactory to the Purchasers.

                  (e) The Purchasers shall have received the Convertible Exchangeable Debentures, together with the related Voting Preferred Stock, to be issued on the Closing Date, duly executed by the Company and in the denominations and registered in the names specified in or pursuant to Section 2.1(c).

                  (f) The Collateral Agreement shall have been duly executed and delivered by the Company and the Collateral Agent thereunder.

                  (g) The Registration Rights Agreements shall have been duly executed and delivered by the Company and its Subsidiaries party thereto and the Purchasers.

                  (h) The Company and each of its Subsidiaries shall have taken such requisite action necessary to ensure that it will be able to comply with
Section 6.3 and have implemented any requests made pursuant to Section 6.3.

                  (i) (i) There shall not have occurred or become known to the Purchasers any events or changes (A) since December 31, 2000 that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect, or (B) that have had or could reasonably be expected to have an adverse effect on the rights or remedies of the Purchasers, or on the ability of any of the Obligors to perform their respective obligations hereunder or under the other Transaction Documents, (ii) the Purchasers shall not have become aware after the date hereof of any information or other matter affecting the Company, any of its Subsidiaries or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to the Purchasers prior to the date hereof, (iii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall not have been suspended or limited and minimum or maximum prices or maximum ranges for prices shall not have been established on any such exchange; (iv) a banking moratorium shall not have been declared by New York or United States authorities; and (v) there shall not have been (A) an outbreak or escalation of material hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other material insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change or disruption in the general financial banking or capital markets of the United States.

                  (j) Since the date of this Agreement, neither A.M. Best Company nor Standard & Poor's Ratings Services shall have downgraded the ratings ascribed to the Company or any of its Subsidiaries on the date of this Agreement; and since the date of this Agreement, neither A.M. Best Company nor Standard & Poor's Ratings Services shall have issued any warning of or announced that it is considering a possible downgrade.

                  (k) The Purchasers shall have received confirmation to their satisfaction that the transactions contemplated hereby will not trigger any payments under any of the Com-pany's employment arrangements or loss of benefits under any of the Company's reinsurance or other material contracts.

                  (l) The fees and expenses of the Purchasers' counsel, accountants and other advisors and consultants, including, with respect to XL, Cahill Gordon & Reindel, Am-Re Consultants, Inc. and PriceWaterhouseCoopers, LLP, shall have been paid in accordance with Section 7.4 hereof.

                  (m) No insurance regulatory department shall have indicated that it may take any action to seize control of the Company.

                  (n) The Purchasers shall have received a duly executed Lock-Up Agreement from each of the directors (other than outside directors) and executive officers of the Company.

                  (o) The Purchasers shall have received a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, certifying (A) (i) that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of the Company, authorizing
(1) the execution, delivery and performance of the Transaction Documents to which it is a party and (2) the Transactions and (ii) that such resolutions have not been amended, modified, revoked or rescinded; (B) as to the incumbency and specimen signature of each officer executing any Transaction Documents on its behalf and (C) that attached thereto are true and complete copies of its constituent documents; and such certificate and the resolutions attached thereto shall be in form and substance satisfactory to the Purchasers.

                  (p) On the Closing Date, in addition to any Convertible Exchangeable Debentures purchased by Century, directors and officers of the Company or their Affiliates shall purchase Convertible Exchangeable Debentures in an aggregate principal amount of at least $2.0 million and no more than $2.5 million; provided, however, that no individual director or officer (or affiliate
         --------  -------
thereof) of the Company may purchase Convertible Exchangeable Debentures in a principal amount of less than $500,000.

                  (q) XL shall have received a duly executed voting proxy (the "D&O Proxies"), in form and substance satisfactory to XL, from each of the directors and officers of the Company that purchase Convertible Exchangeable Debentures (other than any outside directors of the Company that purchase Convertible Exchangeable Debentures indirectly through Century) pursuant to which such directors and officers shall assign to XL the voting power of the Debentures, Voting Preferred Stock, Newco Voting Preferred Stock and Common Stock of the Company and Newco into which such Debentures are convertible or for which they are exchangeable.

                  SECTION 5.2. Conditions to the Company's Obligations. The
                               ---------------------------------------
Company's obligations to issue the Convertible Exchangeable Debentures to be purchased or otherwise acquired by the Purchasers on the Closing Date pursuant to Section 2.1 are subject to the prior satisfaction in full of each of the following conditions:

                  (a) The representations and warranties of the Purchasers in the Transaction Documents shall be true and correct in all material respects at such time (without giving effect to any qualifications as to materiality or knowledge contained therein). The Purchasers shall have performed and complied with all covenants and agreements required by such Transaction Documents to be performed or complied with by the Purchasers at such time. The Company shall have received an Officers' Certificate dated as of the Closing Date to the effect that the conditions in this clause (a) of this Section 5.2 have been satisfied.

                  (b) Not less than $100.0 million in principal amount of Convertible Exchangeable Debentures shall be purchased by XL, First Union and High Ridge, in the aggregate, on the Closing Date.

                                  ARTICLE VI

                                   COVENANTS

                  SECTION 6.1. Restructuring. The Company will use its best
                               -------------
efforts, as promptly as practicable after the Closing Date, to obtain all Required Approvals and to complete the Restructuring. At such time as the Company believes that the Restructuring has been completed, the Company shall deliver to the Purchasers (a) an Officer Certificate certifying that (i) the Restructuring has been completed in accordance with the description thereof in this Agreement and all applicable laws and regulations, (ii) after giving effect to the Restructuring, neither the Company and its Subsidiaries on the one hand nor Newco and its Subsidiaries on the other hand will be insolvent or otherwise unable to pay their debts as they come due and (iii) the Restructuring will not be voidable under fraudulent conveyance, fraudulent transfer or other similar laws affecting creditors' rights generally and (b) written opinions, in form and substance reasonably satisfactory to the Purchasers, from an independent investment banking or appraisal firm satisfactory to the Purchasers as to the solvency of the Company and its Subsidiaries on the one hand and Newco and its Subsidiaries on the other hand.

                  SECTION 6.2. Preemptive Rights. If, at any time or from time
                               -----------------
to time, Newco offers or proposes to offer any equity interests or debt that is convertible into or exercisable or exchangeable for equity interests in Newco or any of its Subsidiaries, Newco shall offer, or shall cause to be offered (and the Company, if then Controlling Newco, shall cause Newco to offer), to each Holder such interests or such convertible debt on a pro rata basis in accordance with its ownership interest in Newco on terms and conditions no less favorable than the most favorable terms offered to others.

                  Newco will give the Holders at least 20 days' written notice of the purchase right set forth in the paragraph above. Such notice shall set forth a description of the securities, the proposed number of such securities and the form of consideration to be paid for such securities and the other expected terms and conditions of the offer. To the extent that the Holders have elected to exercise such rights within such 20-day period, any sales to such Holders shall be consummated concurrently and, in any case, within 45 days from the date the offer is first made. To the extent that the Holders have not elected to exercise such rights within such 20-day period, Newco shall have 180 days from the date on which the offer is first made to consummate the transactions contemplated by the offering on no more favorable terms to the purchasers thereof than offered to the Holders.

                  The foregoing notwithstanding, this Section 6.2 shall not apply to the offer or issuance of any Common Stock of Newco (i) upon the grant or exercise of any options issued under a plan for employees of Newco approved by Newco's board of directors not to exceed 5% of Newco's outstanding Capital Stock on a Fully Diluted Basis, (ii) in a Qualified Offering or (iii) pursuant to the Company's obligation to spin off shares of Common Stock of Newco to its existing shareholders arising under the Debenture Registration Rights Agreement.

                  SECTION 6.3. Board Representation. (a) From the Closing Date
                               --------------------
until XL no longer owns at least 20% of the principal amount of the outstanding Debentures, (x) the Company shall cause all of the XL Designees (as defined below) to be nominated for election to the board of directors of the Company at the Company's next stockholders' meeting and the Company shall support and use its best efforts to cause the election of such individuals to the board of directors of the Company and (y) XL shall have the right to request, and upon such request the Company shall cause, the XL Designees to be elected to serve on the boards of directors of each of the Company's direct and indirect Subsidiaries. In addition, all such XL Designees will be permitted to serve on any committees, including any executive committee of the board of directors of the Company and each Subsidiary, unless such XL Designee is not qualified therefor under applicable law, rule or regulation, in which event XL shall have the right to select one individual to observe all such meetings in substitution therefor. "XL Designees" shall mean a number of individuals designated by XL equal to the greater of (x) two and (y) the number derived from multiplying the number of seats on the applicable board of directors times a fraction the numerator of which is the number of shares of Common Stock of the Company owned by XL (assuming conversion of all Debentures held by XL) and the denominator of which is the number of outstanding shares of Common Stock of the Company on a Fully Diluted Basis (rounding up in the case of any fractions).

                  At any time while an XL Designee is not a member of the Company's and each such Subsidiary's boards of directors, at the sole discretion of XL, XL may appoint a representative of XL, and the Company and each such Subsidiary will permit such representative, to attend all meetings of the boards of directors of the Company and each such Subsidiary and any committees thereof. XL will continue to have the right to designate the XL Designees for election or appointment to the boards of directors of the Company and each such Subsidiary in lieu of any representative of XL.

                  (b) From the Closing Date until First Union and High Ridge, in the aggregate, no longer own at least 20% of the principal amount of the outstanding Debentures, (x) the Company shall cause the First Union and High Ridge Designee (as defined below) to be nominated for election to the board of directors of the Company at the Company's next stockholders' meeting and the Company shall support and use its best efforts to cause the election of such persons to the board of directors of the Company and (y) First Union and High Ridge shall have the right to request, and upon such request the Company shall cause, the First Union and High Ridge Designee to be elected to serve on the boards of directors of each of the Company's direct and indirect Subsidiaries. In addition, the First Union and High Ridge Designee will be permitted to serve on any committees, including any executive committee of the board of directors of the Company and each Subsidiary, unless such First Union and High Ridge Designee is not qualified therefor under applicable law, rule or regulation, in which event First Union and High Ridge shall have the right to select one Person (in addition to the Observer) to observe all such meetings in substitution therefor. "First Union and High Ridge Designee" shall mean an individual designated by First Union and High Ridge for nomination to the board of directors of the Company, following consultation by First Union and High Ridge with Century. In addition, First Union and High Ridge will together have the right to select one individual to observe all meetings of the board of directors of the Company and each of the Company's direct and indirect Subsidiaries and each committee thereof (the "Observer").

                  At any time while the First Union and High Ridge Designee is not a member of the Company's and each such Subsidiary's boards of directors, at the sole discretion of First Union and High Ridge, First Union and High Ridge may together appoint a representative of First Union and High Ridge, and the Company and each such Subsidiary will permit such representative, to attend all meetings of the boards of directors of the Company and each such Subsidiary and any committees thereof. First Union and High Ridge will continue to have the right to designate the First Union and High Ridge Designee for election or appointment to the boards of directors of the Company and each such Subsidiary in lieu of any representative of First Union and High Ridge.

                  (c) At the end of the term of any Designee, the Person who designated such Designee shall have the right to designate the same or another Designee for the next term and the Company shall then support and use its best efforts to cause the election of such individual to such board of directors. In the event that a Designee shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by a Designee selected by the Person that selected the Designee whose vacancy is to be filled according to the procedures described above. Any such director shall comply with all applicable statutory requirements of the Insurance Departments.

                  (d) The Company and each Subsidiary will provide the Designees, the Observer, any other observers selected pursuant to Sections 6.3(a) or (b) above or any representatives of XL and First Union and High Ridge with all information provided to such boards of directors and any committees thereof.

                  SECTION 6.4. Information. Each of the Company and Newco hereby
                               -----------
agrees for the benefit of the Purchasers and the Holders that, from and after the date hereof, so long as any Securities may be issued or remain outstanding and unpaid or any other amount is owing to any of the Holders under any Transaction Document, it will deliver or cause to be delivered the following materials and information to the respective parties listed below:

                  (a) to the Holders, as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) consolidated and consolidating balance sheets of the Company and Newco and their Subsidiaries as of the end of such quarter and the related consolidated statements of income, cash flows and stockholders' equity (deficit) for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth, in each case, in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, accompanied by a certificate of the chief financial officer or the chief accounting officer of the Company and Newco, as applicable, to the effect that they fairly present the financial condition at such dates and the results of operations and cash flows and stockholders' equity (deficit) for such periods and were prepared in accordance with GAAP (or, in the case of the Insurance Subsidiaries, Statutory Accounting Principles prescribed or permitted by the Insurance Acts), subject to year-end audit adjustments (consisting only of normal recurring accruals), (ii) in the case of any Holder of at least 10% of the outstanding Securities, such operating information of the Company and Newco as may be reasonably requested by any Holder and (iii) in the case of any Holder of at least 10% of the outstanding Securities, a comparison of the results of such quarter against the operating plan and budget, together with an explanation of any deviations therefrom;

                  (b) to the Holders, as soon as available and in any event within 90 days after the end of each fiscal year, (i) consolidated and consolidating balance sheets of the Company and Newco and their Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and stockholders' equity (deficit) for such fiscal year, setting forth, in each case, in comparative form the figures for the previous fiscal year, accompanied by a certificate of the chief financial officer or the chief accounting officer of the Company and Newco, as applicable, to the effect that they fairly present the financial condition at such dates and the results of operations and cash flows and stockholders' equity (deficit) for such periods and were prepared in accordance with GAAP (or, in the case of the U.S. Insurance Subsidiaries, Statutory Accounting Principles prescribed or permitted by the Insurance Acts), and a report (unqualified as to scope) of a firm of independent public accountants of nationally recognized standing and, in the case of any Holder of at least 10% of the outstanding Securities, a "management letter" from such firm regarding the internal control structure of the Company and Newco and
(ii) in the case of any Holder of at least 10% of the outstanding Securities and in exchange for the express agreement of such Holder to keep such information confidential, an opinion in form and substance reasonably satisfactory to the Purchasers as to the loss reserves of the Insurance Subsidiaries as of the end of such fiscal year by Tillinghast, Towers & Perrin or another actuarial consultant selected by the Company and acceptable to the Purchasers and the Holders;

                  (c) to any Holder of at least 10% of the outstanding Securities and in exchange for the express agreement of such Holder to keep such information confidential, as soon as available and in any event within 60 days after the end of each fiscal quarter, the results of the "early warning" tests described in Section 7(m) of the Debentures and any supporting documentation requested by such Holder;

                  (d) to any Holder of at least 10% of the outstanding Securities, as soon as available, prior to the beginning of each fiscal year and in exchange for the express agreement of such Holder to keep such information confidential, an annual budget and operating plan of the Company and Newco, including an investment policy and plan, presented on a quarterly basis for such fiscal year;

                  (e) to any Holder of at least 10% of the outstanding Securities and in exchange for the express agreement of such Holder to keep such information confidential, as soon as available, annual financial projections (including forecasted consolidated and consolidating balance sheets of the Company and Newco and their Subsidiaries and the related consolidated statements of income, cash flows and stockholders' equity (deficit)) for the fiscal years ending December 31, 2001 through December 31, 2006 (including monthly financial projections) containing all material assumptions relating to such projections, accompanied by a statement by the Company and Newco that its projections are based on assumptions believed by it in good faith to be reasonable as to the future financial performance of the Company or Newco, as the case may be;

                  (f) to any Holder of at least 10% of the outstanding Securities and in exchange for the express agreement of such Holder to keep such information confidential, as soon as available, and in any event within 30 days after the filing thereof, copies of annual and quarterly reports and all other filings of the Insurance Subsidiaries filed with the Insurance Departments;

                  (g) to XL, so long as it continues to own at least 10% of the outstanding Securities and in exchange for the express agreement of XL to keep such information confidential, copies of the monthly and quarterly reports provided to the boards of directors of the Company and Newco and the Insurance Subsidiaries, at or about the same time such reports are distributed to such boards;

                  (h) to each Holder, and in exchange for the express agreement of such Holder to keep such information confidential, promptly following the occurrence thereof, notice and a description in reasonable detail of any material adverse change in the assets, liabilities, business, results of operations, condition (financial or otherwise), Permits or prospects of the Company and its Subsidiaries taken as a whole, or of Newco and its Subsidiaries taken as a whole;

                  (i) to any Holder of at least 10% of the outstanding Securities, and in exchange for the express agreement of such Holder to keep such information confidential, from time to time such additional information regarding the financial position or business of the Company or any of its Subsidiaries or of Newco or any of its Subsidiaries as such Holder may reasonably request;

                  (j) to the Holders, as soon as available, copies of all reports and memoranda relating to the current status of the Restructuring and copies of all related applications, agreements and other documents executed in connection with the Restructuring; and

                  (k) to each Holder and in exchange for the express agreement of such Holder to keep such information confidential, copies of any presentation made by the Company or any of its Subsidiaries to Standard & Poor's Ratings Services, Moody's, A.M. Best Company or any other rating agency.

                  SECTION 6.5. Use of Proceeds. Upon completion of the
                               ---------------
Restructuring and the receipt by the Company of all Required Approvals, the Company will contribute $80.0 million of the net proceeds from the issuance and sale of the Convertible Exchangeable Debentures and the Voting Preferred Stock to the statutory capital and surplus of the U.S. Insurance Subsidiaries (the "Contributed Amounts"). The remainder of the net proceeds shall be deposited into the Collateral Account for the benefit of the Holders on the Closing Date. Upon the 90th day after consummation of the Restructuring and the receipt by the Company of all Required Approvals, provided, however, that no
                                                  --------  -------
Default or Event of Default (as defined in the Debentures) shall have occurred and be continuing, all amounts in the Collateral Account shall be released to the Company and the Company will retain all of such proceeds and will not contribute, loan or otherwise transfer or dispose of any such amounts disbursed from the Collateral Account to any Insurance Subsidiary.

                  SECTION 6.6. Non-Competition. (a) From and after the date on
                               ---------------
which the Restructuring is consummated until the third anniversary of the date on which the Company ceases to own, directly or indirectly, any Common Stock or other ownership interests of Newco (the "Non-Competition Period"), the Company will not, and will cause each of its Affiliates not to, directly or indirectly, engage in or own any interest in any business substantially similar to the businesses transferred to Newco; provided, however, that (i) this Section 6.6(a)
                                 --------  -------
shall not be construed to prevent or restrict the Company or any of its Affiliates from, directly or indirectly, acquiring, owning or investing in securities representing less than 5% of the outstanding voting power of the securities of a publicly traded company and (ii) this Section 6.6(a) shall not prevent or restrict the Company from owning Common Stock or other ownership interests of Newco.

                  (b) During the Non-Competition Period, the Company will not, and will not cause or permit any of its Subsidiaries to, transfer or reassign any of its employees who are primarily dedicated to the CRM business to any other business or division of the Company or any of its Subsidiaries, solicit for employment or hire any Person who, at the time of such solicitation or hiring, is employed by Newco or any of its Subsidiaries or induce or encourage any such Person to leave the employ of Newco or any of its Subsidiaries or to become employed by any Person other than Newco or any of its Subsidiaries.

                  SECTION 6.7. Certain Transactions. The Company shall not, and
                               --------------------
shall not cause or permit any of its Subsidiaries (other than Subsidiaries of Newco) to, engage in any intercompany transactions outside of the ordinary course of business with Newco or any other action that would adversely affect Newco, without the prior written consent of XL.

                  SECTION 6.8. Insurance Professional. The Company shall use its
                               ----------------------
best efforts to hire an insurance professional approved by XL for the Company's specialty insurance operations as successor to its Program Business as promptly as practicable.

                  SECTION 6.9. Purchase Option. In connection with the
                               ---------------
Restructuring, the Company shall grant to Newco an option to purchase, at book value, Villanova Insurance Company and/or any new Insurance Subsidiary of the Company formed in connection with the writing of new or renewal insurance policies underlying the CRM business relating to the Company's IPC (i.e., rent-a-captive) Subsidiaries.

                  SECTION 6.10. Employment Agreements. The Company shall use its
                                ---------------------
best efforts to enter into written employment agreements and non-compete agreements with such executive officers of the Company as shall be identified in writing by XL and shall be reasonably acceptable to the Company within a reasonable time following receipt of such request, in each case on terms reasonably acceptable to XL.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.1. Notices. All notices, demands and other
                               -------
communications to any Person shall be in writing (including telecopier or similar writing) and shall be given to such Person at the address set forth below:

                  if to any Holder, at its address set forth in the Register;


                  if to XL, at:

                           XL Insurance Ltd
                           c/o XL Capital Ltd.
                           XL House
                           One Bermudiana Road
                           Hamilton HM 11
                           Bermuda
                           Attention:    Paul Giordano
                           Telephone:    (441) 294-7162
                           Facsimile:    (441) 292-5280


                  with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Attention:    Immanuel Kohn
                           Telephone:    (212) 701-3000
                           Facsimile:    (212) 269-5420
                  if to First Union, at:

                           First Union Merchant Banking 2001, LLC
                           One First Union Center - 12th Floor
                           301 South College Street
                           Charlotte, North Carolina  28288-0732
                           Attention:    Wellford Tabor
                           Telephone:    (704) 374-4540
                           Facsimile:    (704) 374-6711

                  with a copy to:

                           Robinson, Bradshaw & Hinson, P.A.
                           101 North Tryon Street
                           Suite 1900
                           Charlotte, North Carolina  28246
                           Attention:    Steve Lynch
                           Telephone:    (704) 377-8355
                           Facsimile:    (704) 373-3955

                  if to High Ridge, at:

                           High Ridge Capital Partners II, L.P.
                           105 Rowayton Avenue
                           Rowayton, Connecticut 06853
                           Attention:    James L. Zech
                           Telephone:    (203) 831-0104
                           Facsimile:    (203) 831-0480

                  with a copy to:

                           Robinson, Bradshaw & Hinson, P.A.
                           101 North Tryon Street
                           Suite 1900
                           Charlotte, North Carolina  28246
                           Attention:    Steve Lynch
                           Telephone:    (704) 377-8355
                           Facsimile:    (704) 373-3955
                  if to Century, at:

                           Century Capital Partners II, L.P.
                           c/o Century Capital Management Inc.
                           One Liberty Square
                           Boston, Massachusetts  02109
                           Attention:    Craig Eisenacher
                           Telephone:    (617) 482-3060
                           Facsimile:    (617) 542-9398

                  with a copy to:

                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, Massachusetts 02108
                           Attention:    Ron Eppen
                           Telephone:    (617) 573-0322
                           Facsimile:    (617) 227-4420

                  if to Taracay Investors Company, at:

                           Taracay Investors Company
                           104 Wallacks Point
                           Stamford, Connecticut  06902
                           Attention:    Robert Clements
                           Telephone:    (203) 862-4343
                           Facsimile:    (203) 625-8366

                  if to Intrepid, at:

                           Intrepid Funding Master Trust
                           c/o Wilmington Trust Company,
                           as Owner-Trustee
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware  19890
                           Attention:    Mary Kay Pupillo
                           Telephone:    (302) 651-8558
                           Facsimile:    (302) 651-8882
                  if to the Obligors, at:

                           Mutual Risk Management Ltd.
                           44 Church Street
                           Hamilton HM12
                           Bermuda
                           Attention:    Chief Executive Officer
                           Telephone:    (441) 295-5688
                           Facsimile:    (441) 292-1867

                  with a copy to:

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois  60603
                           Attention:    Richard W. Shepro
                           Telephone:    (312) 782-0600
                           Facsimile:    (312) 701-7711


or such other address as such Person may hereafter specify (in accordance with this Section 7.1) for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to such Person's telecopy number and receipt thereof is confirmed by telephone or in writing, (ii) if given by mail, three Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

                  SECTION 7.2. No Waivers; Powers and Remedies Cumulative;
                               ------------------------------------------
Amendments. (a) No failure or delay on the part of any party in exercising any
----------
right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (b) No right or remedy herein conferred upon or reserved to the Purchasers or the Holders from time to time of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by any Transaction Document or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Obligors, the Purchasers or the Holders from time to time of Securities.

               (c) Any provision of this Agreement may be amended, supplemented or waived if, but only if such amendment, supplement or waiver is in writing and is signed by the Company and the Purchasers, if such proposed amendment, supplement or waiver is effective on or prior to the Closing Date, and the Requisite Holders, if such proposed amendment, supplement or waiver is effective after the Closing Date. In determining whether the Requisite Holders have concurred in any direction, consent, or waiver as provided in any Transaction Document, Debentures which are owned by the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that any amendment, supplement or waiver
                    --------  -------
which adversely affects the rights of any Holder hereunder shall require such Holder's consent unless the amendment, supplement or waiver adversely affects the rights of all Holders in the same manner.

               SECTION 7.3. Indemnification. The Obligors, jointly and
                            ---------------
severally, agree to indemnify and hold harmless the Purchasers and each Holder, their respective Affiliates, directors, officers and employees and each Person, if any, who controls any Purchaser and each Holder, or any of their Affiliates, within the meaning of the Securities Act or the Exchange Act (a "Controlling Person"), and the respective partners, agents, employees, officers and directors of the Purchasers and each Holder, their respective Affiliates and any such Controlling Person (each, an "Indemnified Party" and, collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto), that arise out of, or are in connection with (i) any breach of representation or warranty (including any misrepresentation in, or omission from, any certificate or other document furnished or to be furnished by it to any Purchaser and/or the Holders hereunder) or nonfulfillment of any covenant or agreement on the part of the Obligors under any Transaction Document (without giving effect to any qualifications of any representation or warranty with respect to knowledge) or
(ii) any pending or threatened claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing or to the Transaction Documents or the Transactions; provided, however, that the Obligors will not be responsible for any losses, claims, damages, liabilities or expenses that are determined by final judgment of a court of competent jurisdiction to result solely from such Indemnified Party's gross negligence or willful misconduct. The Obligors and the Purchasers also agree that no Indemnified Party shall have any liability (except for breach of provisions of this Agreement) for losses, claims, damages, liabilities or expenses, including legal fees, incurred by the Obligors in connection with this Agreement unless they are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence or willful misconduct.

               In case any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Obligors under this Agreement, such Indemnified Party shall promptly notify the Obligors in writing and the Obligors shall, if requested by such Indemnified Party or if the Obligors desire to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Obligors shall not affect any obligations the Obligors may have to such Indemnified Party under this Agreement or otherwise unless the Obligors are materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Obligors have failed to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party, and one or more of the Obligors, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Obligor, in which case, if such Indemnified Party notifies the Obligors in writing that it elects to employ separate counsel at the expense of the Obligors, the Obligors shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; provided, however, that the Obligors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by XL if XL is at such time an Indemnified Party with respect to such matter and otherwise by such Indemnified Party. The Obligors shall not be liable for any settlement of any such action effected without the written consent of the Obligors (which shall not be unreasonably withheld or delayed) and the Obligors agree to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Obligors. In addition, the Obligors will not, without the prior written consent of XL, if XL is at such time and Indemnified Party with respect to such matter and otherwise by such Indemnified Party, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express, unconditional release of the Purchasers and the other Indemnified Parties, satisfactory in form and substance to the Purchasers, from all liability arising out of such action, claim, suit or proceeding.

               The indemnification and expense reimbursement obligations set forth in this Section 7.3 (i) shall be in addition to any liability the Obligors may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the other Transaction Documents and the payment, conversion and/or exchange in full of the Debentures and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any other Indemnified Party.

               SECTION 7.4. Expenses; Documentary Taxes. The Obligors, jointly
                            ---------------------------
and severally, agree to pay, whether or not the closing in respect of the issuance and sale of the Convertible Exchangeable Debenture to the Purchasers occurs, the costs, fees and expenses of the Purchasers incurred in connection with the Transaction Documents, including the fees and expenses of its legal counsel, actuaries, accountants and other advisors and consultants, including in connection with any amendments, modifications or waivers of the provisions of any of the Transaction Documents, or any enforcement of the rights of the Purchasers under any of the Transaction Documents or in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. Furthermore, the Obligors agree to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Document or the issuance of the Securities.

               SECTION 7.5. Register. Each of the Company and Newco shall keep
                            --------
at its principal office a register (the "Register") in which shall be entered the names and addresses of the registered holders of the Securities issued by it and particulars of the respective Securities held by them and of all transfers of such Securities. References to the "Holder" or "Holders" shall mean the Person or Persons listed in the Register as the payee of any Security. The ownership of the Securities shall be proven by the Register.

               SECTION 7.6. Termination. This Agreement may be terminated (i) by
                            -----------
the parties hereto by mutual agreement or (ii) if the Closing Date does not occur by May 17, 2001, by any party by written notice to the other parties hereto. Sections 7.3, 7.4, 7.8 and 7.9 shall survive any such termination.

               SECTION 7.7. Successors and Assigns. This Agreement shall be
                            ---------------------
binding upon the Company and upon the Purchasers and their respective successors and assigns, including, in the case of the Company, any transferee of substantially all of the business or assets of the Company; provided, however,
                                                            --------  -------
that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Requisite Holders. The Company shall not be permitted to circumvent the rights of the Purchasers under any Transaction Document by reorganization, recapitalization, transfer of business or assets or otherwise, any attempt to do so shall be void, and any entity or entities surviving any reorganization, recapitalization, transfer or other similar transaction shall be deemed the Company. In the event of a transfer of any Debenture, the rights of a Holder under this Agreement, respectively, shall pass to such transferee.

               SECTION 7.8. Governing Law; Waiver of Jury Trial; Submission
                            -----------------------------------------------
to Jurisdiction; Net Payments. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND
-----------------------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. ANY DISPUTE UNDER THIS AGREEMENT THAT IS NOT SETTLED BY MUTUAL CONSENT SHALL BE FINALLY ADJUDICATED BY ANY FEDERAL OR STATE COURT SITTING IN THE CITY, COUNTY AND STATE OF NEW YORK, AND THE COMPANY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUCH DISPUTE. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN NEW YORK COUNTY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               (b) By the execution and delivery of this Agreement, the Company and each of the Guarantors (i) acknowledges that it will, by separate written instrument, designate and appoint The CT Corporation System, Inc., 111 Eighth Avenue, New York, New York 10011 (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to any of the Transaction Documents that may be instituted in any Federal or state court in the State of New York, New York County or brought under Federal or state securities laws, and acknowledges that The CT Corporation System, Inc. will accept such designation, (ii) waives trial by jury, (iii) agrees that service of process upon The CT Corporation System, Inc. and written notice of said service to the Company or such Guarantor, as the case may be, in accordance with Section 7.1 shall be deemed in every respect effective service of process upon the Company or such Guarantor, as the case may be, in any such suit or proceeding and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

               (c) All payments made or required to be made hereunder shall be made in U.S. dollars. The Obligors agree to indemnify the Holder against any loss incurred by such party as a result of any judgment or order being given or made against the Obligors, for any U.S. dollar amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party's receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

               All amounts paid by the Company or any Guarantor hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any political subdivision thereof or by any authority therein or thereto or within any other jurisdiction in which the Company or any of its Subsidiaries is organized or engaged in business for tax purposes having power to tax, unless such deduction or withholding is required by applicable law, in which event, each of the other parties hereto agrees to pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding.

               SECTION 7.9. Survival. (a) All covenants, agreements,
                            --------
representations and warranties in any Transaction Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to any Transaction Document shall be considered to have been relied upon by the Purchasers and shall survive the purchase of the Securities regardless of any investigation made by or on behalf of the Purchasers, and shall continue in full force and effect in accordance with their terms.

               (b) All indemnities set forth herein, including in Section 7.3, shall survive the execution and delivery of this Agreement, the issuance and purchase of the Securities and the repayment and cancellation of the Debentures.

               SECTION 7.10. Independence of Representations, Warranties and
                             ------------------------------------------------
Covenants. The representations, warranties and covenants contained herein shall
---------
be independent of each other, and no exception to any representation, warranty or covenant (including any exception contained in a schedule hereto) shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

               SECTION 7.11. Severability. If any term, provision, covenant
                             ------------
or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforce-able, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               SECTION 7.12. Counterparts. This Agreement may be executed in any
                             ------------
number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

               SECTION 7.13. Entire Agreement; Benefit. This Agreement and
                             -------------------------
the other Transaction Documents constitute the entire agreement among the parties relating to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Transaction Documents. Nothing in any Transaction Document is intended to confer upon any Person (other than the parties thereto and any Indemnified Party) any rights, remedies, obligations or liabilities under or by reason of the Transaction Documents.

               SECTION 7.14. Headings. Article and Section headings and the
                             --------
Table of Contents are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

               SECTION 7.15. Execution by Newco. Promptly after the formation
                             ------------------
of Newco, the Company will cause Newco to execute and deliver a counterpart to this Agreement pursuant to which Newco shall, by so executing this Agreement, become a party to this Agreement as if Newco were an original party hereto and upon which this Agreement shall constitute a valid and binding agreement of Newco, enforceable in accordance with its terms. Upon execution of this Agreement by Newco in accordance with this Section 7.15, Newco shall be deemed to have made, as of the date of such execution, the representations and warranties contained in Sections 3.1, 3.2, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11,
3.19, 3.20, 3.22 and 3.23 of this Agreement to the holders as if all references contained therein to the Company were references to Newco.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers.

Executed:  May 8, 2001


                                       MUTUAL RISK MANAGEMENT LTD.


                                       By: /s/ Richard E. O'Brien
                                           ------------------------------------
                                            Name:  Richard E. O'Brien
                                            Title: Senior Vice President


                                       MUTUAL GROUP LTD.


                                       By: /s/ Richard E. O'Brien
                                          ------------------------------------
                                          Name:  Richard E. O'Brien
                                          Title: Senior Vice President


                                       LEGION FINANCIAL CORP.

                                       By: /s/ Richard E. O'Brien
                                          -------------------------------------
                                           Name:  Richard E. O'Brien
                                           Title: Senior Vice President





                                       MGL INVESTMENTS LTD.


                                       By: /s/ Richard E. O'Brien
                                          ------------------------------------
                                          Name:  Richard E. O'Brien
                                          Title: Senior Vice President





                                       MRM SECURITIES LTD.


                                       By:/s/ Richard E. O'Brien
                                          ------------------------------------
                                            Name:  Richard E. O'Brien
                                            Title: Senior Vice President

                                       MUTUAL FINANCE LTD.


                                       By: /s/ Elizabeth B. Price
                                          ------------------------------------
                                          Name:  Elizabeth B. Price
                                          Title: Secretary


                                       MUTUAL RISK MANAGEMENT
                                       (HOLDINGS) LTD.


                                       By: /s/ Elizabeth B. Price
                                          ------------------------------------
                                          Name:  Elizabeth B. Price
                                          Title: Secretary

                                                PRINCIPAL AMOUNT OF
                                                CONVERTIBLE EXCHANGEABLE
PURCHASERS:                                     DEBENTURES PURCHASED:


XL INSURANCE LTD                                     $52,500,000


By: /s/ Clive Tobin
    --------------------------------
    Name: Clive Tobin
    Title: President & Chief Executive Officer





FIRST UNION MERCHANT BANKING 2001, LLC               $30,400,000


By: /s/ Frederick W. Eubank II
    --------------------------------------
    Name: Frederick W. Eubank II
    Title: Partner




HIGH RIDGE CAPITAL PARTNERS II, L.P.                 $17,100,000


By:  /s/ Steve Tynan
  ---------------------------------------
       Name:  Steve Tynan
       Title: President, Liberty Street Corp.,
              as general partner of Liberty Street Partners, LP,
              as member of High Ridge GP II LLC,
              as general partner of High Ridge Capital
              Partners II, L.P.

CENTURY CAPITAL PARTNERS II, L.P.                                  $ 10,000,000
BY:  CCP CAPITAL II LLC, its general partner


By:  /s/ Craig Eisenacher
   ------------------------------------
   Name:   Craig Eisenacher
   Title:  Managing Member



/s/ Robert A. Mulderig
----------------------------------------                           $  2,000,000
Robert A. Mulderig

TARACAY INVESTORS COMPANY                                          $    500,000


By:  /s/ Robert Clements
   ---------------------------------------
    Name: Robert Clements
    Title:

                                                                   ------------
                                    Total for Purchasers
                                    (other than Intrepid)......... $112,500,000
                                                                   ============



INTREPID FUNDING MASTER TRUST                                      $ 30,000,000

WILMINGTON TRUST COMPANY
not in its individual capacity
but solely as Owner - Trustee.


By: /s/ Mary Kay Pupillo
   ---------------------------------
   Name: Mary Kay Pupillo
   Title: Senior Financial Services Officer